UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 18, 2017

Shenandoah Telecommunications Company
(Exact Name of Registrant as Specified in Charter)

Virginia	0-9881	54-1162807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Shentel Way P.O. Box 459, Edinburg, Virginia 22824
(Address of Principal Executive Offices) (Zip Code)

(540) 984-4141
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2017, the Company announced that Adele Skolits has notified the Company that she is resigning as Vice President and Chief Financial Officer of the Company effective November 7, 2017, in order to accept the position of Chief Financial Officer of privately held Buckeye Broadband in Toledo, Ohio.  The Company also announced that on an interim basis, Earle MacKenzie will delay his announced retirement to assume the responsibilities of Chief Financial Officer, which he previously held prior to Ms. Skolits joining the Company in 2007.  Mr. MacKenzie will continue his responsibilities with investor relations and business development for the Company. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release entitled “Shenandoah Telecommunications Company Announces Resignation of Chief Financial Officer Adele Skolits”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shenandoah Telecommunications Company

Date: October 23, 2017	By:	/s/ Raymond B. Ostroski
Raymond B. Ostroski
Vice President – Legal and General Counsel (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “Shentel Announces Resignation of Chief Financial Officer Adele Skolits”